UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

National Wine & Spirits, Inc.
(Exact name of registrant as specified in its charter)

Indiana	333-74589	35-2064429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 West Morris Street, P.O. Box 1602 Indianapolis, Indiana	46206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-6092

Item 8.01.       Other Events.

On December 8, 2006, National Wine & Spirits, Inc. (the “Company”) issued a press release announcing that its subsidiary, NWS-Illinois, LLC (“NWS-Illinois”), had completed its previously announced sale of substantially all of its assets to Glazer’s Distributors of Illinois, a wholly-owned subsidiary of Glazer’s Wholesale Drug Company, Inc. Certain assets were retained, including distribution rights for various beer brands.

The Company also announced that it was calling for redemption all of its 10 1/8% Senior Notes due 2009.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

The following exhibit is filed as a part of this report:

99.1	Press Release dated December 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL WINE & SPIRITS, INC. By: /s/ James E. LaCrosse Name: James E. LaCrosse Title: Chairman, President, Chief Executive Officer and Chief Financial Officer

Date: December 11, 2006

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 8, 2006.